Exhibit 99.1

 LISRAYA (brepocitinib) Approved for Treatment of Patients with Dermatomyositis   August 28, 2026  For investor audiences only

 Forward-Looking Statements  This presentation includes forward-looking statements that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy, potential uses of cash and capital allocation, research and development plans, the anticipated timing, costs, design, conduct and results of our ongoing and planned preclinical studies and clinical trials for our product and product candidates, any commercial potential of our product and product candidates following applicable regulatory approvals, where applicable, and the outcome of any pending litigation are forward-looking statements.  These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this presentation and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements.  These forward-looking statements may be affected by a number of risks and uncertainties, including, but not limited to, those risks set forth in the sections captioned “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of our filings with the U.S. Securities and Exchange Commission, available at www.sec.gov and investor.roivant.com. We operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this presentation, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  This presentation includes data for our product and product candidates, as compared to certain other products and product candidates generated from separate, independent studies and that do not come from head-to-head analysis. Differences exist between study or trial designs and subject characteristics and caution should be exercised when comparing data across studies. Data regarding other products and product candidates is based on publicly available information.   LISRAYA (brepocitinib) is FDA-approved only for treatment of dermatomyositis in adult patients. All other indications remain investigational and subject to regulatory approval.  See important LISRAYA safety information, including boxed warning, at lisrayahcp.com/pi  Disclaimer  This presentation is intended for the investor community only; it is not intended to promote the product candidates referenced herein or otherwise influence healthcare prescribing decisions.  2  For investor audiences only

 3  LISRAYA is a tyrosine kinase 2 (TYK2) and Janus kinase (JAK) inhibitor indicated for the treatment of dermatomyositis in adult patients  NOW APPROVED  See important LISRAYA safety information, including boxed warning, at lisrayahcp.com/pi  For investor audiences only

 4  Nikolay Nikolov, M.D.  Director of the Office of Immunology and Inflammation in the FDA’s Center for Drug Evaluation and Research  “For too long, patients with dermatomyositis have faced a significant unmet need for effective treatments, often relying on therapies meant for other diseases. Today’s approval is a meaningful step forward, giving patients and their healthcare providers an approved oral therapy proven to help manage this rare and debilitating disease.”

 5  Approval: A Litany of Firsts for Dermatomyositis…  See important LISRAYA safety information, including boxed warning, at lisrayahcp.com/pi  First targeted therapy ever approved for DM  First once daily oral therapy ever approved for DM  First therapy ever approved for steroid-sparing benefit in DM, alongside disease improvement  First therapy ever approved for DM to show statistical significance in a 52-week DM-specific trial  First ever TYK2/JAK1 inhibitor approved for any indication – a novel first-in-class approval

 Failed in DM and PM  Failed in DM and PM  Failed in DM and PM  Failed in DM and PM  Failed in DM  Failed in DM and PM  Failed in DM and PM  Failed in DM, PM, and IMNM  PM: Polymyositis  IMNM: Immune-mediated necrotizing myopathy  All trademarks are the property of their respective owners  …After a Graveyard of Failed Attempts and Decades of Poor Standard of Care  6

 7  We are bringing LISRAYA to patients immediately – commercial launch coincides with FDA approval, ahead of prior guidance – reflecting the urgency of unmet need in DM  LISRAYA is Commercially Available Today, Ahead of Schedule  Note: My Compass Support program eligibility, terms and conditions apply  PRIOR GUIDANCE  Launch by end of September 2026  TODAY  Approved & commercially available   ~5 weeks early  Prescribing Open Today  Specialty Pharmacy Network Live   Patient Support Active  Healthcare professionals can submit LISRAYA prescriptions immediately  Limited distribution network active  My Compass Support online: coverage & financial assistance; eligible patients can pay as low as $0/month  No approved targeted therapy existed for DM until today  We are launching without delay to reach a patient community that has waited decades for a new option

 8  LISRAYA Label Highlights  Note: FDA applied its own data handling rules for endpoints.  In some cases, this deviated in immaterial ways from the pre-specified data handling rules in the VALOR Statistical Analysis Plan; therefore, data in label does precisely match data as reported in scientific conferences, and journal publications, and investor materials  This summary does not include all information needed to use LISRAYA safely and effectively. Please see full Prescribing Information at lisrayahcp.com/pi  Broad Indication  Statement  Indicated broadly for adults with dermatomyositis, including patients with any level of disease severity and patients with or without active muscle disease  Flexible use as monotherapy or add-on to most non-targeted DM treatments used today; concomitant steroids, conventional DMARDs (e.g., methotrexate, mycophenolate, azathioprine), and IVIg are not restricted  Label Supports All Key Efficacy Claims  Efficacy across a wide array of DM disease manifestations  Improvements in skin disease, muscle strength, physical function, and overall disease burden, as assessed via physician-reported and patient-reported outcomes  Substantial reductions in steroid use compared to placebo  Simultaneously improves disease symptoms while reducing or eliminating steroid dependency  Safety Information Consistent with Expectations  Safety profile consistent with prior brepocitinib studies and with the approved JAK inhibitor class  As a TYK2/JAK1 inhibitor, carries a JAK-class boxed warning

With LISRAYA, DM Patients Saw Higher Likelihood of Both Moderate and Major Symptom Improvement – With Minimal or No Steroids

DM Patients Saw Higher Likelihood of Both Moderate and Major Symptom Improvement


Minimal to no steroids
(≤ 2.5 mg/day)
30 mg vs. Placebo
Δ 20%, CI: 5.1%, 35%
69%
47%
Moderate Response
(TIS 40)
30 mg vs. Placebo
Δ 22%, CI: 6.7%, 37%
48%
26%
Major Response
(TIS 60)
30 mg vs. Placebo
Δ 23%, CI: 8.3%, 38.2%
55%
30%
Moderate Response (TIS 40)
with OCS ≤ 2.5 mg/day

Steroid Reduction for Patients on ≥7.5 mg/day OCS at Baseline

Mean dose at baseline across arms: 11.4 mg/day
76% of patients were on OCS at baseline


62%
38%
≤ 2.5 mg/day at
Week 48 & 52
45%
29%
0 mg/day at
Week 48 & 52

■ LISRAYA 30 mg (N = 81) ■ Placebo (N = 79)

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CI: confidence interval
Notes: LS mean TIS difference and 95% CI based on an analysis of covariance model adjusted for stratification factors
Response rate (risk) differences calculated using the Cochran-Mantel-Haenszel method adjusted for stratification factors
The data presented on this slide are consistent with the FDA-approved prescribing information for LISRAYA. Minor numerical differences from the topline data previously presented in September 2025 and as published in the New England Journal of Medicine result from FDA-requested modifications to data-handling and analysis conventions.

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For investor audiences only

 10  Note: Additional inclusion and exclusion criteria not listed on slide  Note: Additional primary and secondary endpoint details not listed on slide  DM: dermatomyositis; QD: daily; OCS: oral corticosteroids; CDASI: Cutaneous Dermatomyositis Disease Area and Severity Index; DMOMS: Dermatomyositis Outcomes for Muscle and Skin  N=241  Adults with active DM with both muscle and skin disease  1:1:1 Randomization  Placebo  Brepocitinib 30 mg QD  Brepocitinib 15 mg QD   : The Largest Phase 3 Placebo-Controlled Study Ever Conducted in Dermatomyositis  Primary Endpoint:   Mean Total Improvement Score (TIS) at Week 52  Secondary Endpoints:   CDASI Activity Score  DMOMS  TIS ≥ 40  TIS ≥ 60  52  Week  0  Steroid taper: Mandatory OCS taper to ≤5 mg/day from week 12 to 36; recommended further tapering at investigator discretion   Results Published in Leading Peer-Reviewed Journals  Primary Phase 3 VALOR results  New England Journal of Medicine · March 2026  Skin-specific secondary endpoints  JAMA Dermatology · August 2026

VALOR Baseline Disease and Treatment Characteristics Reflect Real-World Patient Population

	Brepocitinib 30 mg (N = 81)	Brepocitinib 15 mg (N = 81)	Placebo (N = 79)
Characteristic			
Mean age (range) – yr	50 (21-77)	51 (23-72)	51 (20-74)
Female sex – no. (%)	65 (80%)	67 (83%)	55 (70%)
Race or ethnic group – white no. (%)	55 (68%)	57 (70%)	61 (77%)
Medical history – no. (%)			
Interstitial lung disease	19 (24%)	17 (21%)	11 (14%)
Previous benign or malignant neoplasm	14 (17%)	9 (11%)	11 (14%)
Atherosclerotic cardiovascular disease	5 (6%)	0	2 (3%)
Hypertension	27 (33%)	23 (28%)	23 (29%)
Hyperlipidemia	13 (16%)	16 (20%)	17 (22%)
Diabetes mellitus	10 (12%)	10 (12%)	11 (14%)
Obesity	26 (32%)	25 (31%)	25 (32%)
Current tobacco use	7 (9%)	7 (9%)	8 (10%)
Baseline Disease Activity			
PhGA-VAS (± SD)	5.3 (±1.6)	5.5 (±1.7)	5.6 (±1.7)
CDASI-A (± SD)	18.7 (±11.3)	19.5 (±11.3)	21.1 (±12.0)
MMT-8 (± SD)	121.7 (±16.4)	124.5 (±14.2)	121.6 (±17.0)
Dermatomyositis background therapy			
Oral glucocorticoids no. (%)	60 (74%)	58 (72%)	64 (81%)
Daily prednisone-equivalent dose – mg (± SD)	12.2 (5.7)	10.7 (6.2)	11.3 (5.9)
≥2 Dermatomyositis-directed therapies (%)	64 (79%)	66 (82%)	66 (84%)
History of intravenous immune globulin or rituximab	25 (31%)	24 (30%)	25 (32%)

Data as reported in NEJM publication

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Notes: Scores on the Physician's Global Assessment–Visual Analogue Scale (PhGA-VAS) range from 0 to 10 cm, with higher scores indicating greater disease severity. A score of 0 to less than 4 cm indicates mild disease, a score of 4 to less than 7 cm indicates moderate disease, and a score of 7 to 10 cm indicates severe disease.
Scores on the Cutaneous Dermatomyositis Disease Area and Severity Index–Activity (CDASI-A) range from 0 to 100, with higher scores indicating more severe disease activity.
The Manual Muscle Test 8 (MMT-8) evaluates a set of eight designated proximal, distal, and axial muscles tested bilaterally. Scores range from 0 to 150, with lower scores indicating weaker muscles.
Minor numerical differences between the topline data previously presented in September 2025 and as published in the New England Journal of Medicine compared to FDA-approved prescribing information for LIBRAYA result from FDA-requested modifications to data-handling and analysis conventions.

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For investor audiences only

Brepocitinib Demonstrated Strong Efficacy Data Across All Phase 3 Ranked Endpoints

Measurements of skin disease, muscle disease, rapidity of onset and steroid sparing; consistent dose response was also seen across endpoints

Key Endpoint	Important Features	Brepocitinib 30mg (N = 81)	Placebo (N = 79)	P-Value
Mean TIS (Primary)	Composite endpoint, focus on **muscle disease** and **global** benefit	46.5	31.2	**0.0006**
CDASI-A change from baseline at Week 52	Improvement in **skin disease** activity	-11.7	-7.0	**0.0006**
DMOMS at Week 52	DM-specific **muscle and skin** composite measure of benefit	57.9	40.5	**0.0014**
TIS40 Response at Week 52	Moderate TIS response (focus on **global benefit / muscle**)	67.9%	44.3%	**0.0040**
Time to Consecutive TIS40 Response by Week 52	**Time to onset of sustained benefit** (particularly high bar)	85 days	168 days	**0.0155**
Patients achieving TIS40 Response + ≤2.5 mg OCS at Week 52	Achievement of clinical response and **steroid reduction**	54.3%	26.6%	**0.0006**
CDASI-A 40% Response with ≥4-point improvement at Week 52	Clinically meaningful **skin response**	61.7%	44.3%	**0.0357**
TIS60 Response at Week 52	Major TIS response – **Highest TIS response threshold**	46.1%	26.4%	**0.0126**
Change from baseline in HAQ-DI at Week 52	Improvement in physical and functional disability and daily living activities related to **muscle** strength	-0.337	-0.042	**0.0035**
Change from baseline in CDASI-A at Week 4	**Rapid onset** of skin response	-6.4	-3.5	**0.0003**

Data as reported in NEJM publication

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Notes: Total Improvement Scores (TIS) range from 0 to 100, with higher scores indicating greater improvement from baseline
Scores on the Cutaneous Dermatomyositis Disease Area and Severity Index–Activity (CDASI-A) range from 0 to 100, with higher scores indicating more severe disease activity
The Dermatomyositis Outcomes for Muscle and Skin (DMOMS) test is a weighted composite measure of improvement in four core measures of myositis activity. Scores range from 0 to 100, with higher scores indicating greater improvement
Scores on the Health Assessment Questionnaire–Disability Index (HAQ-DI) range from 0 to 3, with 0 reflecting no disability and 3 indicating severe functional disability
Minor numerical differences between the topline data previously presented in September 2025 and as published in the New England Journal of Medicine compared to FDA-approved prescribing information for LEBRAYA result from FDA-requested modifications to data-handling and analysis conventions.

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For investor audiences only

Overview of Safety Events in the Phase 3 VALOR Study

LISRAYA has a boxed warning for serious infections, mortality, malignancy, major adverse cardiovascular events, and thrombosis, consistent with the JAK inhibitor class

Adverse Events	Brepocitinib 30 mg (N = 81)	Brepocitinib 15 mg (N = 81)	Placebo (N = 79)
		number of patients (percent)	
Any adverse event	73 (90%)	70 (86%)	72 (91%)
Serious adverse event			
Any serious event	13 (16%)	7 (9%)	10 (13%)
Infection	8 (10%)	2 (2%)	1 (1%)
Leading to discontinuation of brepocitinib or placebo	5 (6%)	6 (7%)	9 (11%)
Leading to trial discontinuation	3 (4%)	4 (5%)	3 (4%)
Adverse events of special interest	6 (7%)	4 (5%)	10 (13%)
Cardiovascular	1 (1%)	0	2 (3%)
Thromboembolic	0	0	1 (1%)
Viral reactivation	4 (5%)	2 (2%)	4 (5%)
New or recurrent cancer	0	0	2 (3%)
Increase in ALT or AST level	1 (1%)	2 (2%)	1 (1%)

See full prescribing information for complete boxed warning at lisrayahcp.com/pi

Data as reported in NEJM publication

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AE: adverse event; ALT: alanine aminotransferase; AST: aspartate aminotransferase
Notes: Percentages are based on the number of unique participants with an event out of the column total. Treatment-emergent AEs are reported.
Minor numerical differences between the topline data previously presented in September 2025 and as published in the *New England Journal of Medicine* compared to FDA-approved prescribing information for LISRAYA result from FDA-requested modifications to data-handling and analysis conventions

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For investor audiences only

 LISRAYA Can Now Benefit Tens of Thousands of Patients Across the US  Literature-Based Estimates  Priovant Claims Analysis  Other Companies Developing DM Therapies   23K1  70K  40K  52K2  51K  US ADULT PREVALENCE  37K  INCIDENCE   Literature-Based Estimates  1.1/100,0003  3.0/100,0004  1. Smoyer-Tomic et al, BMC Musculoskeletal Disorders (2012)  2. Reeder et al, Arch Dermatol (2010)  3. Kronzer et al, Arth Care Res (2021)  4. Osman et al, Sci Reports (2023)  Priovant Claims Analysis  2.2/100,000  1.4/100,000  14

DM Patients Struggle With Everyday Function, and Standard of Care Therapies Are Suboptimal

The Daily Toll on Patients[1,2]

63%	Unable to climb one flight of stairs
53%	Unable to walk more than one mile
50%	Unable to bend, kneel, or stoop
35%	Rely on mobility aids (canes, walkers, wheelchairs)

Current Therapies Fall Short[3-11]

- Heavily treated with polypharmacy, including chronic high-dose corticosteroids
- Unhappy with existing options and frequently switching treatments
- Continued symptoms, flares, and pain despite treatment
- These adverse health outcomes are compounded by the toxicities of high-dose chronic steroids

High unmet need for a novel, targeted therapy that delivers sustained clinical benefit while allowing patients to reach minimal or no steroid burden

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1. Priovant/TMA Patient Survey
2. Myositis Journey and Burden of Disease Survey, MSU (2022)
3. Analysis by Roivant/Priovant using closed claims data from Inovalon from 2019-2024
4. Christopher-Stine et al., BMC Rheumatology (2025)
5. Christopher-Stine et al., J Manag Care Spec Pharm (2020)
6. Bhadhyam et al., Rheumatology (2023)
7. Kleitsch et al., Arch Dermatol Res (2023)
8. Goreshi et al., J AM Acad Dermatol (2011)
9. Aggarwal et al., Clin Rheumatol (2025)
10. Chey et al., Rheumatol (2002)
11. Pujades-Rodriguez et al., PLoS Med (2020)

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For investor audiences only

 16  Patients Are At The Center Of Our Launch  Note: My Compass Support program eligibility, terms and conditions apply  Eligible patients may pay as little as $0 per month for LISRAYA through My Compass Support  Patients can enroll in LISRAYA My Compass Support, which offers personalized assistance from a dedicated Patient Access Liaison, including help with insurance coverage, financial assistance programs and ongoing support throughout the treatment journey  My Compass Support team and related patient services activities represent significant headcount investment at Priovant ahead of launch”  [LISRAYA  Logo]  Specialty pharmacies in limited distribution network carefully selected for expertise in providing “white glove” / high-touch support to rare disease patients

 Given limited historical innovation and long-established prescribing patterns in DM,   LISRAYA adoption is expected to build gradually  Limited Distribution Network  of Specialty Pharmacies  Priovant Hub and Patient  Services Program  Distribution and dispensing workflows validated pre-launch  Hub team and systems all in place and ready for launch  Patient services team and workflows in place and ready for launch, including copay support  Early payer engagement underway ahead of anticipated launch  Value story anchored in the first innovative DM therapy in years, underpinned by strong efficacy, safety and convenience data  Field Force  Field force for launch built and trained  Payer Engagement  LISRAYA Is Ready for Launch in DM  17

Approval in DM is Only the Beginning of a Potential Multi-Indication Journey for LISRAYA, with 3 Other Pivotal Datasets Expected Over the Next 36 Months



Dermatomyositis
NDA Filed
Cutaneous Sarcoidosis
Positive Ph2 Topline Data
Lichen Planopilaris
Ph2b/3 Initiated
Non-Infectious Uveitis
Ph3 Topline Data (2H 2026)
Dermatomyositis
NDA Approved
Cutaneous Sarcoidosis
Ph3 Initiated
~70K Patients
(DM)
Late 2026
Non-Infectious Uveitis
Potential sNDA Approval
Cutaneous Sarcoidosis
Ph3 Ongoing
Lichen Planopilaris
Ph2b/3 Ongoing
~140K Patients
(DM + NIU)
Late 2027 / Early 2028
Cutaneous Sarcoidosis
Potential sNDA Approval
Lichen Planopilaris
Potential sNDA Approval
~280K Patients
(DM + NIU + CS + LPP)
+ Potential Additional Indications
2028+

LISRAYA's approval today represents a landmark milestone in the treatment of DM

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Illustrates ~10K patients
Note: LISRAYA (brepocitinib) is FDA-approved only for treatment of dermatomyositis in adult patients. All other indications remain investigational and subject to regulatory approval. All catalyst timings are approximate, based on current expectations and, where applicable, contingent on FDA feedback, and may be subject to change. All references are to calendar years.

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For investor audiences only

 19  Phase 1  Phase 2  Registrational  Approved  Brepocitinib  DM  NIU  CS  LPP  IMVT-1402  D2T RA  GD  MG  CIDP  SjD  CLE  Mosliciguat  PH-ILD  High-Value Pipeline, Delivering Series of Near-Term Catalysts  Note: LISRAYA (brepocitinib) is FDA-approved only for treatment of dermatomyositis in adult patients. All other drugs and indications remain investigational and subject to regulatory approval. All catalyst timings are approximate, based on current expectations and, where applicable, contingent on FDA feedback, and may be subject to change. All references are to calendar years.  Topline data 2H 2026  Topline data 2028  Further updates 2H 2026  Topline data 2027  Topline data 2027  Topline data 2028  Topline data 2028  Topline data 2H 2026  Topline data 2H 2026  Phase 2b/3 FPFV 1Q 2026  Approved August 2026

 Thank you.

 Appendix

 LISRAYA IMPORTANT SAFETY INFORMATION and INDICATION AND USAGE  WARNING: SERIOUS INFECTIONS, MORTALITY, MALIGNANCY, MAJOR ADVERSE CARDIOVASCULAR EVENTS (MACE), and THROMBOSIS  INDICATIONS AND USAGE  LISRAYA (brepocitinib) is indicated for the treatment of adults with dermatomyositis (DM).  Limitations of Use  Not recommended for use in combination with other JAK inhibitors, other TYK2 inhibitors, or biologic DMARDs.  WARNINGS and PRECAUTIONS:  Serious infections. Patients treated with LISRAYA are at increased risk of developing serious bacterial, fungal, viral, and opportunistic infections that may lead to hospitalization or death.   Reported infections with use of Janus kinase (JAK) inhibitors, including LISRAYA:   Active tuberculosis (TB), which may present with pulmonary or extrapulmonary disease. Evaluate and test patients for latent and active TB infection prior to and during LISRAYA treatment. If positive, treat for TB. Monitor all patients for active TB during treatment including patients who tested negative for a latent TB infection prior to LISRAYA treatment.   Invasive fungal infections. Patients with invasive fungal infections may present with disseminated, rather than localized, disease.   Bacterial, viral (including herpes zoster), and other infections due to opportunistic pathogens.   Avoid use of LISRAYA in patients with an active, serious infection, including localized infections. Consider the risks and benefits of LISRAYA in patients with chronic or recurrent infection prior to initiating treatment. Closely monitor patients for signs and symptoms of infection during and after treatment with LISRAYA. If a serious infection occurs, interrupt LISRAYA treatment until the infection resolves or is adequately treated.  Mortality. A higher rate of all-cause mortality, including sudden cardiovascular death, was observed with another Janus kinase (JAK) inhibitor when compared to tumor necrosis factor (TNF) blockers in patients with rheumatoid arthritis (RA) 50 years of age and older with at least one cardiovascular risk factor. LISRAYA is not approved for use in patients with RA.      Malignancy. Malignancies have occurred in patients treated with LISRAYA. A higher rate of malignancies (excluding non-melanoma skin cancer), lymphomas, and lung cancers was observed with another JAK inhibitor when compared to TNF blockers in patients with RA. LISRAYA is not approved for use in patients with RA. Patients who are current or past smokers are at additional increased risk.   Major Adverse Cardiovascular Events (MACE). Major adverse cardiovascular events (MACE) (defined as cardiovascular death, myocardial infarction, and stroke) have occurred in patients treated with LISRAYA. A higher rate of MACE was observed with another JAK inhibitor when compared to TNF blockers in patients with RA 50 years of age and older with at least one cardiovascular risk factor. LISRAYA is not approved for use in patients with RA. Patients who are current or past smokers are at additional increased risk. Discontinue LISRAYA in patients who have experienced a myocardial infarction or stroke.   Thrombosis. Thromboses, including deep venous thrombosis, pulmonary embolism, and arterial thrombosis, have occurred in patients treated for inflammatory conditions with JAK inhibitors, including LISRAYA. Many of these adverse reactions were serious and some resulted in death. A higher rate of thromboses was observed with another JAK inhibitor when compared to TNF blockers in patients with RA 50 years of age and older with at least one cardiovascular risk factor. LISRAYA is not approved for use in patients with RA. Avoid LISRAYA in patients who may be at risk of thrombosis. If symptoms of thrombosis occur, discontinue LISRAYA, promptly evaluate, and appropriately treat.  22

 LISRAYA IMPORTANT SAFETY INFORMATION and INDICATION AND USAGE  WARNING: SERIOUS INFECTIONS, MORTALITY, MALIGNANCY, MAJOR ADVERSE CARDIOVASCULAR EVENTS (MACE), and THROMBOSIS  WARNINGS and PRECAUTIONS (continued):  Hypersensitivity. LISRAYA is contraindicated in patients with known hypersensitivity to brepocitinib or any of its excipients. Hypersensitivity reactions were reported in patients receiving LISRAYA. Some events were serious.   Gastrointestinal Perforations. Gastrointestinal perforation has been reported in patients treated with JAK inhibitors, including LISRAYA. Monitor LISRAYA-treated patients who may beat risk for gastrointestinal perforation.  Hypoglycemia in Patients with Diabetes. LISRAYA may cause hypoglycemia in patients with diabetes. Hypoglycemia, including severe hypoglycemia, has been reported following initiation of JAK inhibitors in patients with diabetes. During treatment with LISRAYA, consider increased monitoring of blood glucose as clinically indicated in patients with diabetes.   Laboratory Abnormalities. LISRAYA has been associated with lab abnormalities including neutropenia, lymphopenia, anemia, increases in lipid parameters, and liver enzyme elevations.  Immunizations. Avoid use of live vaccines during or immediately prior to LISRAYA therapy initiation. Prior to initiating LISRAYA treatment, update immunizations, including prophylactic varicella zoster or herpes zoster vaccinations, according to current immunization guidelines.  Embryofetal Toxicity. Based on findings in animal studies, LISRAYA may cause fetal harm when administered to a pregnant woman. Verify the pregnancy status of females of reproductive potential prior to starting treatment. Advise pregnant women and females of reproductive potential of the potential risk to the fetus. Advise females of reproductive potential to use effective contraception during treatment with LISRAYA and for 3 days following the last dose.  ADVERSE REACTIONS  The most common adverse reactions occurring in ≥5% of DM subjects and ≥2% greater than placebo were upper respiratory tract infection, headache, fatigue, urinary tract infection, nausea, bronchitis, arthralgia, diarrhea, back pain, fall, influenza, and acne.  SPECIAL POPULATIONS  Pregnancy. Based on findings in animal studies, LISRAYA may cause fetal harm when administered to a pregnant woman. Available data from LISRAYA use in pregnant women are insufficient to establish a drug-associated risk of major birth defects, miscarriage or adverse maternal or fetal outcomes.  Lactation. There are no data on the presence of brepocitinib in human milk, the effects on the breastfed infant, or the effects on milk production.  Hepatic Impairment. LISRAYA is not recommended in patients with severe hepatic impairment.  Renal Impairment. LISRAYA is not recommended in patients with severe renal impairment.  Please see the Full Prescribing Information, including BOXED WARNING, and Medication Guide.  23

 24  Priovant: Other Details  ROIV owns 71%1 of Priovant, with Pfizer owning 24%.   Ownership    Geographic   Rights    Intellectual Property    Milestones    Royalties    1. As of June 30, 2026. 65% on a fully diluted basis.  2. Includes potential patent term extension  We expect brepocitinib to have US exclusivity at least until 20392.    Priovant has commercial rights to brepocitinib in US and Japan.   Priovant is obligated to pay Pfizer mid tens-of-millions if sales exceed a mid hundreds-of-millions amount in Priovant territories. Pfizer is obligated to pay Priovant low tens-of-millions if sales exceed a mid hundreds-of-millions amount in non-Priovant territories.    Priovant is obligated to pay Pfizer tiered sub-teens royalties on annual sales in Priovant territories. Pfizer is obligated to pay Priovant tiered high single digits to sub-teens royalties on annual sales in non-Priovant territories.

 Illustrative Accounting TreatmentThe information contained in these slides is provided for illustrative and educational purposes only. It is not intended to be comprehensive and is not a substitute for reviewing Roivant’s consolidated financial statements, including the notes thereto. This should not be relied upon as a complete description of Roivant's accounting policies or financial reporting. Certain items described on this slide are prospective in nature and therefore not reflected in Roivant’s consolidated financial statements.

Reflecting Consolidated Vants on Roivant Financial Statements

Illustrative Consolidation Accounting Treatment

Roivant consolidates 100% of Priovant, Immunovant & Pulmovant (among others)

100% CONSOLIDATED TO ROIV	
Vant Product Revenue, net	ROIV books 100% of Vant net product revenue, not just ROIV's ownership %
Vant License, Milestone & Other Revenue	ROIV books 100% of Vant milestones and royalties due from partners, recognized when earned / triggered
Vant COGS	ROIV books 100% of Vant product costs; post-approval royalties payable to licensors (e.g. HanAll, Pfizer, Bayer) including amortization of capitalized milestones
Vant R&D / SG&A	ROIV books 100% of Vant cost base
Vant IPR&D	ROIV books 100% of Vant pre-approval milestones payable to licensors (e.g. HanAll, Pfizer, Bayer)
Vant Assets & Liabilities (Balance Sheet)	All Vant assets and liabilities are 100% consolidated onto the ROIV balance sheet

NCI CARVE-OUT (MINORITY SHAREHOLDERS' SHARE) *Only carve-out from full consolidation – removes minority shareholders' share of earnings (P&L) and net assets (balance sheet); appears below net income and as equity component*	
P&L: NCI	Deduct % NCI (minority) ownership of Vant net income – appears below net income to carve out minority shareholders' allocation of earnings based on shareholders' rights
Balance Sheet: NCI	Equity component (not a liability); updated each period for minority shareholders' share of net assets attributable to non-ROIV holders
Cash Flow: Dividends Paid to NCI	Minority ownership % of dividends paid flows to Vant minority shareholders as Financing Outflow[1]

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Note: Includes for illustrative purposes expected P&L components related to a potential commercial launch
1. Dividends are declared at the discretion of the Vant Board of Directors.

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For investor audiences only

27  Impact of NCI on Roivant EPS  1. Basic ownership refers to percentage ownership of the issued and outstanding Vant shares, including preferred shares in certain instances. Additional allocation to NCI may be required if participating securities exist.   2. Includes allocation to securities issued by Vants, including options and share-based payments that enable holders to obtain Vant common shares. Vant EPS is calculated on a stand-alone basis and then used to determine allocation of Vant's earnings. Vant's diluted EPS is only included when the effect is dilutive (there is net income at the Vant). If Vant has a loss from continuing operations, this adjustment is omitted as the effect of including is anti-dilutive.   3. Potential common shares are only included when dilutive. The dilutive effect is computed using the treasury stock method or application of the if-converted method, as applicable. For periods of loss from continuing operations, these instruments would be excluded as effect of including is anti-dilutive.  NUMERATOR  Basic EPS  Diluted EPS  Vant consolidated net income  Vant consolidated net income  (-) NCI: allocation reflecting basic ownership1  (-) NCI: allocation reflecting basic ownership1  (-) NCI: add’l allocation to potential Vant common shares2  Net income attributable to ROIV, basic  Net income attributable to ROIV, diluted (lower)  DENOMINATOR  Basic EPS  Diluted EPS  Basic ROIV weighted average shares outstanding  Diluted ROIV weighted average shares outstanding, including potential ROIV common shares3  = basic EPS  = diluted EPS  Vant securities settled in Vant common shares have no effect on the denominator.